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                                                                    EXHIBIT 99.1



SIVAULT SYSTEMS REPORTS FOURTH QUARTER AND FULL YEAR 2004 RESULTS

2004-10-13 13:28 ET - News Release

NEW YORK and SAN JOSE, Calif., Oct. 13 /PRNewswire-FirstCall/ -- SiVault Systems, Inc. (Nasdaq OTC Bulletin Board: SVTL.OB) today announced its financial results for the fourth quarter and the full year ended June 30, 2004.

Fourth Quarter Results:

The net income for the fourth quarter ended June 30, 2004 was $110,170, or $0.01 basic and diluted net income per common share, as compared to the third quarter 2004 net loss of $2,754,466, or $(0.43) net loss per common share, which takes into effect the 1:20 reverse stock split in June 2004. The total revenue for the fourth quarter was $1,902,439 as compared to $3,505,140 for the third quarter of 2004. The total income from operations for the fourth quarter of 2004 was $709,993, as compared to a net loss of $370,614 in the third quarter of 2004. The Company took a $480,000 charge relating to issuance of warrants in the fourth quarter of 2004, as compared to the charge of $2,016,000 for the third quarter of 2004. The basic and diluted income (loss) per share was based on 7,385,293 weighted average number of common shares outstanding for the three months ended June 30, 2004.

2004 Full-Year Results:

The total revenue for the year ended June 30, 2004, rose 520% to $7,131,437 from $1,147,140 for the year ended June 30, 2003. The net loss for 2004 was $3,406,660, a decrease of $10,170,955, as compared to the net loss of $13,577,615 in 2003. The basic and diluted net loss per share was $(0.49) for 2004 as compared $(2.55) for 2003, taking into effect the 1:20 reverse stock split in June 2004. The decrease in the net loss per share in 2004, as compared to 2003, can be attributable to the increased revenues from our Lightec subsidiary and the 2003 non-recurring charges for write-down of goodwill for $7,527,654 and the loss from discontinued operations of $3,918,281. The basic and diluted loss per share was based on 6,971,497 weighted average number of common shares outstanding for the twelve months ended June 30, 2004, as compared to 6,037,476 for the corresponding period of 2003.

Emilian Elefteratos, CEO, said, "The increased revenue growth has basically been generated by our Lightec subsidiary with the market growth in this area. We are pleased with the progress of our Company and with the recent events the Company has achieved." He further stated, "We believe we are in a position to realize revenue growth going forward in all our areas of development. In September we moved into our new operational headquarters in San Jose. This new facility will provide our customers with data management, data center support, engineering services, settlement management, a maintenance platform, call center support, data storage retrieval, and integration services. This operational facility will provide a platform for the acceleration of our marketing plan and revenue growth."


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About SiVault Systems

Founded in 1999, SiVault Systems is a recognized leader in the secure storage and retrieval of signed documents and biometric signature-based authentication for processing of online transactions. SiVault Systems' services are 100% compliant with regulations and standards in the retail and healthcare industries for authentication, authorization, transmission and storage of data. For more information, visit the companies' web site at http://www.sivault.com/.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:

This press release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. SiVault Systems, Inc. cautions readers that statement regarding this transaction. The timing of such a transaction and any other future aspect relating to such a transaction are forward-looking statements and are based on management's current expectations, estimates and projections. Words such as "expects", "anticipates", "estimates", "believes", or statements indicating certain actions "may", "could", or "might" occur and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks and uncertainties, including the Company's ability to market its products and services in a competitive environment, as well as other factors, many of which are beyond the Company's control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For additional information on these uncertainties, please see the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

   Contact:
   Emilian Elefteratos, CEO
   212/931-5760

SiVault Systems

CONTACT: Emilian Elefteratos, CEO of SiVault Systems, +1-212/931-5760

Web site: http://www.sivault.com/